Exhibit 5.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

December 1, 2014

Dynagas LNG Partners LP
97 Poseidonos Avenue & 2 Foivis Street
Glyfada, 16674
Greece

Re:            Dynagas LNG Partners LP

Ladies and Gentlemen:
We have acted as counsel to Dynagas LNG Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands and its subsidiaries (the "Partnership") in connection with the registration of up to an aggregate of $500,000,000 of securities, including common units ("Common Units"), preferred units ("Preferred Units") and subordinated units ("Subordinated Units") representing limited partner interests and warrants ("Warrants") and debt securities ("Debt Securities"), including guarantees ("Guarantees" and together with the Common Units, the Preferred Units, the Subordinated Units, the Warrants and the Debt Securities, collectively, the "Securities"), which may be offered in one or more public offerings by the Partnership pursuant to the Partnership's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended (the "Securities Act").
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Partnership (the "Prospectus") included in the Registration Statement; (iii) the form of Senior Indenture (the "Senior Indenture") filed as an exhibit to the Registration Statement; (iv) the form of Subordinated Indenture (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures") filed as an exhibit to the Registration Statement; (v) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); (vi) the Partnership's Certificate of Limited Partnership (the "Certificate") filed with the Republic of the Marshall Islands pursuant to the Marshall Islands Limited Partnership Act in connection with the formation of the Partnership; (vii) other formation documents and agreements, as applicable, of the other registrants listed in the Registration Statement; and (viii) such other documents and records of the Partnership and its subsidiaries and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Partnership and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus, including any supplement or amendment thereto will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in compliance with all terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iv) all documents contemplated by the Prospectus to be executed in connection with the offer and sale of Securities have been duly authorized, executed and delivered by each of the parties thereto; (v) all Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Dynagas LNG Partners LP
December 1, 2014

Based upon and subject to the foregoing, we are of the opinion that:
(1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof as provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.
(2) With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the terms and the issuance of such Preferred Units, the terms of the offering thereof and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued, fully paid and non-assessable.
(3) With respect to the Subordinated Units, when (i) the Partnership has taken all necessary action to approve the terms and the issuance of such Subordinated Units, the terms of the offering thereof and related matters and (ii) the Subordinated Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Subordinated Units will be validly issued, fully paid and non-assessable.
(4) With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the other registrants listed in the Registration Statements that are guarantors (the "Guarantors"), as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and any Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Guarantors (as applicable) and upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.
(5) With respect to the Warrants, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters; and (iii) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, such Warrants will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof. This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP
SEWARD & KISSEL LLP